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Exhibit 21.1

Subsidiaries of Registrant

          Name                      State of Incorporation
Franklin National Bank                    Tennessee
Franklin Capital Trust I                  Delaware
Franklin Financial Insurance              Tennessee
Franklin Financial Mortgage*              Tennessee
Franklin Financial Securities*            Tennessee
Hometown Loan Company*                    Tennessee

* Direct subsidiary of Franklin National Bank